                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Internet America, Inc., on Form S-8 (Nos. 333-70461, 333-72109, 333-72111,
333-77153, 333-80277, 355-80285, and 333-92295) of our report dated August 31,
2001, except as to the second, third and fourth paragraphs of Note 12 which is September 18, 2001, appearing in the Annual Report on Form 10-K of Internet America, Inc., for the year ended June 30, 2001.

DELOITTE & TOUCHE LLP

Dallas, Texas
September 28, 2001